


                                                                        PSI ENERGY, INC.
                                                                  CONSOLIDATING BALANCE SHEET
                                                                       DECEMBER 31, 1996

                                                                         (in thousands)



                                                                                      PSI Energy                       Consolidated
                                                                   PSI Energy, Inc.  Argentina, Inc.   Eliminations PSI Energy, Inc.
                                                                    ---------------------------------------------------------------
ASSETS

ELECTRIC UTILITY PLANT - ORIGINAL COST
In service ....................................................       $4,178,181       $   --          $      --          $4,178,181
Accumulated depreciation ......................................        1,723,279           --                 --           1,723,279
                                                                      ----------       --------        -----------        ----------
                                                                       2,454,902           --                 --           2,454,902

Construction work in progress .................................           76,630           --                 --              76,630
                                                                      ----------       --------        -----------        ----------
Total electric utility plant ..................................        2,531,532           --                 --           2,531,532

CURRENT ASSETS
Cash and temporary cash investments ...........................            2,911           --                 --               2,911
Restricted deposits ...........................................              550           --                 --                 550
Notes receivable from affiliated companies ....................                3           --                 --                   3
Accounts receivable - net .....................................           74,289           --                 --              74,289
Accounts receivable from affiliated companies .................            3,975            660               (619)            4,016
Materials, supplies, and fuel - at average cost
Fuel for use in electric production ...........................           41,865           --                 --              41,865
Other materials and supplies ..................................           28,268           --                 --              28,268
Prepayments and other .........................................            3,151             33               --               3,184
                                                                      ----------       --------        -----------        ----------
                                                                         155,012            693               (619)          155,086

OTHER ASSETS
Regulatory assets
Amounts due from customers - income taxes .....................           33,068           --                 --              33,068
Post-in-service carrying costs and deferred
operating expenses ............................................           44,904           --                 --              44,904
Coal contract buyout costs ....................................          138,171           --                 --             138,171
Deferred demand-side management costs .........................          101,208           --                 --             101,208
Deferred merger costs .........................................           76,290           --                 --              76,290
Unamortized costs of reacquiring debt .........................           32,079           --                 --              32,079
Other .........................................................           52,938           --                 --              52,938
Investment in subsidiary ......................................           10,722           --              (10,722)             --
Other .........................................................          118,962         10,705               --             129,667
                                                                      ----------       --------        -----------        ----------
                                                                         608,342         10,705            (10,722)          608,325

                                                                      $3,294,886       $ 11,398        $   (11,341)       $3,294,943


                                                                        PSI ENERGY, INC.
                                                                  CONSOLIDATING BALANCE SHEET
                                                                       DECEMBER 31, 1996

                                                                     (dollars in thousands)



                                                                                                                        Consolidated
                                                                                          PSI Energy                     PSI Energy,
                                                                     PSI Energy, Inc.   Argentina, Inc.    Eliminations      Inc.
                                                                        -----------------------------------------------------------
CAPITALIZATION AND LIABILITIES
COMMON STOCK EQUITY
Common stock - $.01 stated value; authorized shares -
60,000,000; outstanding shares - 53,913,701 .......................      $      539      $   --         $      --         $      539
Paid-in capital ...................................................         402,947        10,705           (10,705)         402,947
Retained earnings (deficit) .......................................         626,089           541              (541)         626,089
                                                                         ----------      --------       -----------       ----------
Total common stock equity .........................................       1,029,575        11,246           (11,246)       1,029,575

CUMULATIVE PREFERRED STOCK
Not subject to mandatory redemption ...............................         173,086          --                --            173,086

LONG-TERM DEBT ....................................................         969,870          --                --            969,870
                                                                         ----------      --------       -----------       ----------
Total capitalization ..............................................       2,172,531        11,246           (11,246)       2,172,531

CURRENT LIABILITIES
Long-term debt due within one year ................................          10,000          --                --             10,000
Notes payable .....................................................         147,129          --                --            147,129
Notes payable to affiliated companies .............................          13,186          --                --             13,186
Accounts payable ..................................................         114,330          --                --            114,330
Accounts payable to affiliated companies ..........................          12,850          --                --             12,850
Accrued taxes .....................................................          73,149           152               (95)          73,206
Accrued interest ..................................................          24,045          --                --             24,045
Other .............................................................          17,107          --                --             17,107
                                                                         ----------      --------       -----------       ----------
                                                                            411,796           152               (95)         411,853

OTHER LIABILITIES
Deferred income taxes .............................................         372,997          --                --            372,997
Unamortized investment tax credits ................................          52,750          --                --             52,750
Accrued pension and other postretirement benefit costs ............          98,037          --                --             98,037
Other .............................................................         186,775          --                --            186,775
                                                                         ----------      --------       -----------       ----------
                                                                            710,559          --                --            710,559

                                                                         $3,294,886      $ 11,398       $   (11,341)      $3,294,943


                                                                                                               Exhibit F-5
                                                         PSI ENERGY, INC.
                                                CONSOLIDATING STATEMENT OF INCOME
                                               FOR THE YEAR ENDED DECEMBER 31, 1996

                                                          (in thousands)

                                                                                                                       Consolidated
                                                                                 PSI Energy                                 PSI
                                                             PSI Energy, Inc.  Argentina, Inc.   Eliminations          Energy, Inc.
                                                             ---------------------------------------------------------------------
OPERATING REVENUES
Electric
Non-affiliated companies .............................         $ 1,309,878          $--            $      --            $ 1,309,878
Affiliated companies .................................              22,084           --                   --                 22,084
                                                               -----------          -----          -----------          -----------
                                                                 1,331,962           --                   --              1,331,962

OPERATING EXPENSES
Fuel used in electric production .....................             364,053           --                   --                364,053
Purchased and exchanged power
Non-affiliated companies .............................             112,505           --                   --                112,505
Affiliated companies .................................              43,343           --                   --                 43,343
Other operation ......................................             268,478           --                   --                268,478
Maintenance ..........................................              97,703           --                   --                 97,703
Depreciation .........................................             121,812           --                   --                121,812
Post-in-service deferred operating
expenses - net .......................................              (4,799)          --                   --                 (4,799)
Income taxes .........................................              73,194           --                   --                 73,194
Taxes other than income taxes ........................              49,911           --                   --                 49,911
                                                               -----------          -----          -----------          -----------
                                                                 1,126,200           --                   --              1,126,200

OPERATING INCOME .....................................             205,762           --                   --                205,762

OTHER INCOME AND EXPENSES - NET
Allowance for equity funds used
during construction ..................................                --             --                   --                   --
Post-in-service carrying costs .......................               1,223           --                   --                  1,223
Equity in earnings of subsidiary .....................                  17           --                    (17)                --
Income taxes .........................................              (3,986)          (106)                  95               (3,997)
Other - net ..........................................               1,849            648                 (619)               1,878
                                                               -----------          -----          -----------          -----------
                                                                      (897)           542                 (541)                (896)

INCOME BEFORE INTEREST AND
OTHER CHARGES ........................................             204,865            542                 (541)             204,866

INTEREST AND OTHER CHARGES
Interest on long-term debt ...........................              67,001           --                   --                 67,001
Other interest .......................................              14,510              1                 --                 14,511
Allowance for borrowed funds used
during construction ..................................              (2,324)          --                   --                 (2,324)
                                                               -----------          -----          -----------          -----------
                                                                    79,187              1                 --                 79,188

NET INCOME ...........................................             125,678            541                 (541)             125,678

PREFERRED DIVIDEND REQUIREMENT .......................              12,537           --                   --                 12,537
                                                               -----------          -----          -----------          -----------

INCOME APPLICABLE TO COMMON STOCK ....................         $   113,141          $ 541          $      (541)         $   113,141

1/  PSI Energy, Inc. is the parent company of South Construction Co., which did not have any activity for 1996.


                                                                               PSI ENERGY, INC.
                                                           CONSOLIDATING STATEMENT OF CHANGES IN COMMON STOCK EQUITY


                                                                                (in thousands)



                                                                                     PSI                               Consolidated
                                                                   PSI              Energy                                  PSI
                                                               Energy, Inc.      Argentina, Inc.    Eliminations        Energy, Inc.
                                                              ----------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995 .......................          $ 1,029,067           $10,705          $(10,705)          $ 1,029,067

Paid in capital ....................................                 (306)             --                --                    (306)
Retained earnings
Net income .........................................              125,678               541              (541)              125,678
Dividends on preferred stock .......................              (12,629)             --                --                 (12,629)
Dividends on common stock ..........................             (112,076)             --                --                (112,076)
Other ..............................................                 (159)             --                --                    (159)
                                                              -----------           -------          --------           -----------

BALANCE AT DECEMBER 31, 1996 .......................          $ 1,029,575           $11,246          $(11,246)          $ 1,029,575

                                                                                                         Exhibit F-5
                                                    PSI ENERGY, INC.
                                         CONSOLIDATING STATEMENT OF CASH FLOWS
                                          FOR THE YEAR ENDED DECEMBER 31, 1996

                                                     (in thousands)

                                                                                                                    Consolidated
                                                                                       PSI Energy                          PSI
                                                                    PSI Energy, Inc. Argentina, Inc.  Eliminations   Energy, Inc. 1/
                                                                  ------------------------------------------------------------------
Operating Activities
Net income ......................................................        $ 125,678         $    541         ($541)        $ 125,678
Items providing (using) cash currently:
Depreciation ....................................................          121,812             --            --             121,812
Deferred income taxes and investment tax
credits - net ...................................................           29,925             --            --              29,925
Allowance for equity funds used during
construction ....................................................             --               --            --                --
Regulatory assets - net .........................................          (34,481)            --            --             (34,481)
Changes in current assets and current
liabilities
Restricted deposits .............................................             (336)            --            --                (336)
Accounts receivable - net .......................................            2,763             (660)          619             2,722
Materials, supplies, and fuel ...................................           41,343             --            --              41,343
Accounts payable ................................................           10,363             --            --              10,363
Litigation settlement ...........................................          (80,000)         (80,000)
Accrued taxes and interest ......................................            6,647              152           (95)            6,704
Other items - net ...............................................            3,829              (33)           17             3,813
                                                                         ---------         --------         -----         ---------

Net cash provided by operating activities .......................          227,543             --            --             227,543

Financing Activities
Issuance of common stock ........................................             --               --            --                --
Issuance of long-term debt ......................................          174,817             --            --             174,817
Funds on deposit from issuance of long-term debt ................              973             --            --                 973
Retirement of preferred stock ...................................          (15,116)            --            --             (15,116)
Redemption of long-term debt ....................................          (74,600)            --            --             (74,600)
Change in short-term debt .......................................          (38,216)            --            --             (38,216)
Dividends on preferred stock ....................................          (12,629)            --            --             (12,629)
Dividends on common stock .......................................         (112,076)            --            --            (112,076)
Capital contribution from parent company ........................             --               --            --                --
                                                                         ---------         --------         -----         ---------

Net cash used in financing activities ...........................          (76,847)            --            --             (76,847)

Investing Activities
Construction expenditures (less allowance
for equity funds used during construction) ......................         (172,341)            --            --            (172,341)
Deferred demand-side management costs - net .....................            9,034             --            --               9,034
Equity investment in Argentine utility ..........................             --               --            --                --
                                                                         ---------         --------         -----         ---------

Net cash used in investing activities ...........................         (163,307)            --            --            (163,307)

Net decrease in cash and temporary
cash investments ................................................          (12,611)            --            --             (12,611)

Cash and temporary cash investments at
beginning of period .............................................           15,522             --            --              15,522
                                                                         ---------         --------         -----         ---------

Cash and temporary cash investments at
end of period ...................................................        $   2,911         $   --           $--           $   2,911

1/  PSI Energy, Inc. is the parent company of South Construction Co., which did not have any activity for 1996.





                                                                        CINERGY INVESTMENTS, INC.
                                                                       CONSOLIDATING BALANCE SHEET
                                                                            DECEMBER 31, 1996

                                                                              (in thousands)


                                                                    Cinergy
                                                       Cinergy       Power        Capital          PSI          PSI        Enertech
                                                     Investments    Equipment    & Trading      Recycling,   Argentina,  Associates,
                                                         Inc.       Supply Co.      Inc.            Inc.          Inc. 1/      Inc.
                                                     ------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
Cash and temporary cash investments ..............      $    124      $  --         $  --         $   --         $   --         $ 13
Accounts receivable - net ........................          --            (84)           20             52            122        108
Accounts receivable from affiliated
companies ........................................        45,546        4,593          --            1,585         18,241        --
Materials and supplies ...........................          --              1          --             --             --          --
Prepayments and other ............................          --           --             338           --               94        --
                                                        --------      -------       -------       --------       --------       ----
                                                          45,670        4,510           358          1,637         18,457        121

OTHER ASSETS
Investment in unconsolidated subsidiary ..........          --           --            --             --             --          --
Investment in consolidated subsidiaries ..........       533,985         --            --             --             --          --
Other ............................................         1,135         --            --               (2)           (39)        38
                                                        --------      -------       -------       --------       --------       ----
                                                         535,120         --            --               (2)           (39)        38

                                                        $580,790      $ 4,510       $   358       $  1,635       $ 18,418       $159

CAPITALIZATION AND LIABILITIES
COMMON STOCK EQUITY
Common stock of subsidiaries ....................     $    --        $  --        $  --        $   --        $   --        $     50
Paid-in capital .................................       515,473        4,563          985         1,434         9,587          --
Retained earnings (deficit) .....................        15,715          115       (1,512)           90         7,756       (14,511)
Cumulative foreign currency translation
adjustment ......................................          (131)        --           --            --            --            --
                                                      ---------      -------      -------      --------      --------      --------
Total common stock equity .......................       531,057        4,678         (527)        1,524        17,343       (14,461)

LONG-TERM DEBT ..................................          --           --           --            --            --            --
                                                      ---------      -------      -------      --------      --------      --------
Total capitalization ............................       531,057        4,678         (527)        1,524        17,343       (14,461)

CURRENT LIABILITIES
Notes payable ...................................          --           --           --            --            --            --
Accounts payable ................................         1,813          351         --              25            66         1,299
Accounts payable to affiliated
companies .......................................        49,315         --            845          --            --          16,203
Accrued taxes ...................................        (1,336)       1,172           63           (15)          699         1,810
Other ...........................................          --           --           --            --            --            --
                                                      ---------      -------      -------      --------      --------      --------
                                                         49,792        1,523          908            10           765        19,312

OTHER LIABILITIES
Deferred income taxes ...........................           (60)      (1,689)         (25)          101           134        (5,054)
Other ...........................................             1           (2)           2          --             176           362
                                                      ---------      -------      -------      --------      --------      --------
                                                            (59)      (1,691)         (23)          101           310        (4,692)

                                                      $ 580,790      $ 4,510      $   358      $  1,635      $ 18,418      $    159

1/  PSI Argentina, Inc. is the parent company of Costanera Power Corp., which did not have any activity for 1996.
2/  PSI T&D International, Inc. is the parent company of PSI Yacyreta, Inc., neither of which had any activity for 1996.
    Cinergy Communications, Inc., PSI International, Inc., PSI Power Resource Development, Inc., PSI Power Resource Operations,
    Inc., and PSI Sunnyside, Inc. were all inactive during 1996.